Exhibit 99.3

QUEST RESOURCE HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 7, 2021, Rome Holdings, LLC and M&A Business Consulting, Inc. (collectively, the “Sellers”) entered into a membership interest purchase agreement (the “MIPA”) by and among Quest Sustainability Services, Inc. (“Buyer”) (QSSI), a wholly-owned subsidiary of the Company, RWS Facility Services, LLC (the “Business”) (RWS) and completed the acquisition by Buyer of the Business as set forth in the MIPA. Whereas, Sellers collectively owned (100%) of all of the issued and outstanding membership interest of the Business, which is a full-service management company engaged in the brokering of recycling, waste and sustainability solutions, located in Chadds Ford, PA.

As consideration for the Acquisition, under the MIPA, the Seller received a purchase price of $33,000,000 in cash subject to certain adjustments set forth in the MIPA at the closing of the Acquisition.

As of the date of acquisition, the total value of the purchase was estimated to be $34,013,000. The net tangible assets acquired had a value of $1,721,000 with the remainder of the purchase price, $32,292,000, allocated by the appraiser to intangible assets as follows: customer relationships - $24,590,000, trademark $760,000, non-compete $40,000 and the remainder associated with cost-in-excess of these assets, or goodwill, of $6,902,000. It was estimated that customer relationships, trademark and the non-compete would have an estimated life of five (5) years, seven (7) years and three (3) years, respectively. Goodwill would be subject to impairment valuations periodically in accordance with accounting principles generally accepted in the United States and other authoritative literature associated with goodwill impairment.

In order to facilitate the purchase of RWS, Buyer, and certain of its domestic subsidiaries modified an existing credit agreement, originally dated as of October 19, 2020, with Monroe Capital. Among other things, the modified Credit Agreement provides for a senior secured term loan facility in the principal amount of $34.7 million. The senior secured term loan at the LIBOR Rate for LIBOR Loans plus the Applicable Margin (as defined); provided, that if the provision of LIBOR Loans becomes unlawful or unavailable, then interest will be payable at a rate per annum equal to the Base Rate (as defined) from time to time in effect plus the Applicable Margin for Base Rate Loans (as defined). The maturity date of the revolving credit facility is October 19, 2025 (the "Maturity Date"). The senior secured term loan will amortize in aggregate annual amounts equal to 1.00% of the original principal amount of the senior secured term loan facility with the balance payable on the Maturity Date. Proceeds of the senior secured term loan were permitted to be used in connection with the Acquisition.

The following unaudited pro forma condensed combined financial information present the historical condensed combined financial information of QRHC and Subsidiaries and RWS, after giving effect to the Acquisition. The acquisition was accounted for under the purchase method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with the excess purchase price over the fair value of the assets acquired and liabilities assumed allocated to goodwill.

The fair value of assets acquired and liabilities assumed was based upon a preliminary valuation and the Company’s estimates and assumptions are subject to change within the measurement period. The estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination.

The unaudited pro forma condensed combined balance sheet shown on these unaudited pro forma statements is based upon the historical figures for all of the combined entities at September 30, 2021, as if the acquisition had taken place on the balance sheet date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020, assumes the acquisition took place on the first day of the fiscal year. The unaudited pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition and merger of the operations. In particular, the unaudited pro forma condensed combined financial statements are based upon management’s current estimate of the allocation of the purchase price, the final allocation of which may differ.

The accompanying unaudited pro forma condensed combined financial statements should be read in connection with the historical financial statements of QRHC and RWS (under Rome Holdings, LLC), including the related notes and other financial information included in the filing. Management adjustments are, in the opinion of management, necessary to a fair statement of pro forma financial information presented.

Pro forma adjustments (unaudited):

		Debit	Credit
A	Cash	$34,700,000
	Notes payable - current portion		$347,000
	Notes payable - long-term		$34,353,000
	Notes payable - discount for warrants	$535,970
	APIC - discount for warrants		$535,970
	Notes payable - discount for debt issuance costs	$1,269,000
	Cash		$1,269,000
	To record the Monroe financing

B	Intangibles – customer contracts	$24,590,000
	Intangibles – trademark	$760,000
	Intangibles – non-compete	$40,000
	Goodwill	$1,175,491
	Intangibles – pre-acquisition		$1,444,046
	Members’ equity	$4,199,828
	Cash		$29,321,273
	To record the membership purchase and adjust balance of RWS equity

C	Notes payable – non-current portion	$1,926,670
	Other current liabilities	$718,712
	Other long-term liabilities	$453,001
	Property and equipment, net		$511,367
	Goodwill		$826,670
	Cash		$1,760,346
	To record payoff of RWS debt, capital leases and PPP loans in conjunction with the purchase

D	Nine months ended September 30, 2021	$2,276,000
	Year ended December 31, 2020	$3,038,000
	To record interest expense with Monroe Capital Management calculated at 7.5% per annum

E	Nine months ended September 30, 2021	$3,739,000
	Year ended December 31, 2020	$5,007,000
	To record amortization of definite lived intangibles

F	Nine months ended September 30, 2021		$1,640,000
	Year ended December 31, 2020		$1,744,000
	To record income tax expense (benefit) at a 27.0% statutory tax rate

G	Nine months ended September 30, 2021		$1,131,000
	Year ended December 31, 2020		$1,508,000
	To reverse prior owners management fees and compensation

H	Nine months ended September 30, 2021		$41,000
	Year ended December 31, 2020		$58,000
	To record interest benefit related to payoff of RWS notes

I	Nine months ended September 30, 2021	$950,427
	Year ended December 31, 2020	NA
	To reverse Paycheck Protection Program benefit

Adjustments G and I are management adjustments that had the effect of improving pro forma earnings per share by $0.01 for the nine months ended September 30, 2021 and by $0.07 for the year ended December 31, 2020.

QUEST RESOURCE HOLDING CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(UNAUDITED)

	Historical
	Quest Resource Holding Corporation	RWS Facility Services, LLC	Pro Forma Transactional Adjustments	Notes	Combined Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$9,100,210	$1,124,364	$2,349,381	(A) (B) & (C)	$12,573,955
Accounts receivable, net	25,918,812	11,347,014	—		37,265,826
Prepaid expenses and other current assets	1,462,742	320,936	—		1,783,678
Total current assets	36,481,764	12,792,314	2,349,381		51,623,459

Goodwill	66,794,747	6,553,179	348,821	(B) & (C)	73,696,747
Intangible assets, net	7,263,330	1,444,046	23,945,954	(B)	32,653,330
Property and equipment, net, and other assets	3,363,720	1,488,292	(511,367)	(C)	4,340,645
Deposits and other	—	516,667	—		516,667
Total assets	$113,903,561	$22,794,498	$26,132,789		$162,830,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$22,106,060	$12,232,329	—		$34,338,389
Deferred revenue and other current liabilities	1,678,370	3,982,670	(718,712)	(C)	4,942,328
Notes payable - current portion	651,800	—	347,000		998,800
Total current liabilities	24,436,230	16,214,999	(371,712)		40,279,517

Notes payable – non-current portion, net	15,877,669	1,926,670	30,621,360	(A) & (C)	48,425,699
Other long-term liabilities	1,608,535	453,001	(453,001)	(C)	1,608,535
Total liabilities	41,922,434	18,594,670	29,796,647		90,313,751

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2021 and December 31, 2020	—	—	—		—
Common stock, $0.001 par value, 200,000,000 shares authorized, 18,802,539 and 18,413,419 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	18,802	—	—		18,802
Members’ equity	—	4,199,828	(4,199,828)	(B)	—
Additional paid-in capital	168,130,553	—	535,970	(A)	168,666,523
Accumulated earnings (deficit)	(96,168,228)	—	—		(96,168,228)
Total stockholders’ equity	71,981,127	4,199,828	(3,663,858)		72,517,097
Total liabilities and stockholders’ equity	$113,903,561	$22,794,498	$26,132,789		$162,830,848

QUEST RESOURCE HOLDING CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(UNAUDITED)

	Historical
	Quest Resource Holding Corporation	RWS Facility Services, LLC	Pro Forma Transactional Adjustments	Pro Forma Management Adjustments	Notes	Combined Pro Forma
Revenue	$109,326,814	$38,731,037	$—	$—		$148,057,851
Cost of revenue	89,223,751	31,431,720	—	—		120,655,471
Gross profit	20,103,063	7,299,317	—	—		27,402,380
Operating expenses:
Selling, general, and administrative	14,630,426	7,734,867	—	(1,131,000)	(G)	21,234,293
Depreciation and amortization	1,324,391	647,787	3,739,000	—	(E)	5,711,178
Total operating expenses	15,954,817	8,382,654	3,739,000	(1,131,000)		26,945,471
Operating income (loss)	4,148,246	(1,083,337)	(3,739,000)	1,131,000		456,909
Other (income) expense, net	—	(950,427)	—	950,427	(I)	—
Interest expense	1,653,987	146,628	2,235,000	—	(D) & (H)	4,035,615
Loss on extinguishment of debt	—	—	—	—		—
Income (loss) before taxes	2,494,259	(279,538)	(5,974,000)	180,573		(3,578,706)
Income tax expense (benefit)	262,449	—	(1,689,000)	49,000	(F)	(1,377,551)
Net income (loss)	$2,231,810	$(279,538)	$(4,285,000)	$131,573		$(2,201,155)

Net income (loss) applicable to common stockholders	$2,231,810					$(2,201,155)
Net income (loss) per share applicable to common stockholders
Basic	$0.12					$(0.12)
Diluted	$0.11					$(0.12)
Weighted average number of common shares outstanding
Basic	18,784,722					18,784,722
Diluted	20,704,270					18,784,722

QUEST RESOURCE HOLDING CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)

	Historical
	Quest Resource Holding Corporation	RWS Facility Services, LLC	Pro Forma Transactional Adjustments	Pro Forma Management Adjustments	Notes	Combined Pro Forma
Revenue	$98,660,035	$50,190,343	$—	$—		$148,850,378
Cost of revenue	79,604,958	37,927,794	—	—		117,532,752
Gross profit	19,055,077	12,262,549	—	—		31,317,626
Operating expenses:
Selling, general, and administrative	17,140,996	11,124,743	—	(1,508,000)	(G)	26,757,739
Depreciation and amortization	1,163,812	792,317	5,007,000	—	(E)	6,963,129
Total operating expenses	18,304,808	11,917,060	5,007,000	(1,508,000)		33,720,868
Operating income (loss)	750,269	345,489	(5,007,000)	1,508,000		(2,403,242)
Other (income) expense, net	(1,408,000)	—	—	—		(1,408,000)
Interest expense	701,932	327,379	2,980,000	—	(D) & (H)	4,009,311
Loss on extinguishment of debt	167,964	—	—	—		167,964
Income (loss) before taxes	1,288,373	18,110	(7,987,000)	1,508,000		(5,172,517)
Income tax expense (benefit)	254,004	—	(2,151,000)	407,000	(F)	(1,489,996)
Net income (loss)	$1,034,369	$18,110	$(5,836,000)	$1,101,000		$(3,682,521)

Deemed dividend for warrant down round feature	(205,014)					(205,014)
Net income (loss) applicable to common stockholders	$829,355					$(3,887,535)
Net income (loss) per share applicable to common stockholders
Basic	$0.05					$(0.23)
Diluted	$0.05					$(0.23)
Weighted average number of common shares outstanding
Basic	16,661,472					16,661,472
Diluted	16,755,560					16,661,472